Exhibit 10.1

ACM Research, Inc.

Securities Purchase Agreement

May 12, 2026

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of May 12, 2026, between ACM Research, Inc., a Delaware corporation (the “Company”), and, severally and not jointly, the undersigned investors (each, an “Investor” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act (as defined below), the Company desires to issue and sell to the respective Investors, and each Investor, severally and not jointly, desires to purchase from the Company, Shares (as defined below) in the amounts and on the terms set forth in this Agreement.

THEREFORE, the Company and each Investor, severally and not jointly, agree as follows.

Section 1.          Definitions.

“Affiliate” means with respect to any person, any other person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person. For the purposes of this Agreement, in no event shall the Investors or any of their Affiliates be deemed Affiliates of the Company or any of its Affiliates, nor shall the Company or any of its Affiliates be deemed Affiliates of the Investors or any of their Affiliates.

“Agreement” has the meaning set forth in the first paragraph of this Agreement.

“Board” means the Board of Directors of the Company.

“Closing” has the meaning set forth in Section 2(b)(i).

“Closing Date” has the meaning set forth in Section 2(b)(i).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Class A common stock, $0.0001 par value per share, of the Company.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Covered SEC Filings” means each of the following documents, in the form they were filed with the SEC and including any amendments thereto filed with the SEC: (a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025; (b) those portions of the Company’s 2026 Proxy Statement on Schedule 14A that are incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025; and (c) all other reports filed or furnished by the Company with the SEC after December 31, 2025.

“Encumbrance” means a mortgage, charge, pledge, lien, hypothecation, trust, option, restriction, right of first refusal or first offer, right of pre-emption, third-party right or interest, other encumbrance or security interest of any kind (including, for the avoidance of doubt, rehypothecation rights of the pledgee), or another type of agreement or arrangement having similar effect.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Authority” means the government of the United States, any other nation, or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any supra-national bodies.

“IRS” means the Internal Revenue Service.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Per Share Purchase Price” equals $52.00, subject to adjustment for reverse and forward share splits, share dividends, share combinations and other similar transactions of the Common Stock that occur after the date of this Agreement and prior to the Closing Date.

“Prospectus” means the final base prospectus filed in connection with the Registration Statement, including all information, documents and exhibits filed with or incorporated by reference into such prospectus.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act, including all information, documents and exhibits filed with or incorporated by reference into such prospectus supplement that is filed with the SEC and delivered by the Company to each Investor on or prior to the date hereof.

“Registration Statement” means the effective registration statement of the Company on Form S-3 filed with the SEC on March 18, 2024 (File No. 333-278041), which registers the sale of the Shares to the Investors, including all information, documents and exhibits filed with or incorporated by reference into such registration statement.

“Release Time” has the meaning set forth in Section 7.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same purpose and effect as such Rule.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issued or issuable to each Investor pursuant to this Agreement.

“Subscription Amount” means, as to each Investor, the aggregate amount to be paid for Shares purchased hereunder as specified on the signature page hereto under such Investor’s name and under the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including, without limitation, backup withholding and value-added tax), assessments, fees or other charges imposed by any Governmental Authority, irrespective of the manner in which they are collected or assessed, including any interest, additions to tax or penalties applicable thereto.

“Trading Market” means any of the following markets or exchanges on which the shares of Common Stock are listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).

“Transfer Agent” means Computershare Trust Company, N.A., the current transfer agent of the Company, and any successor transfer agent of the Company.

Rules of Construction.

For purposes of this Agreement:

(a)          “or” is not exclusive;

(b)          “including” means “including without limitation”;

(c)          “will” expresses a command;

(d)          words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(e)          “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement, unless the context requires otherwise;

(f)           references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(g)          the exhibits, schedules and other attachments to this Agreement are deemed to form part of this Agreement.

Section 2.          The Purchase and Sale.

(a)          Generally. Subject to the other terms of this Agreement, the Company agrees to issue and sell to the respective Investors, and each Investor, severally and not jointly, agrees to purchase from the Company, as is set forth on such Investor’s signature page attached hereto, the Shares. The aggregate Subscription Amount of all Shares being purchased by all Investors hereunder shall equal $149,999,980.

(b)          The Closing.

(i)        Closing Date and Location. The closing of the issuance and sale of the Shares pursuant to this Agreement (the “Closing”) will take place remotely via the exchange of final documents and signature pages on such date as the Company and the Investors shall agree but no later than May 15, 2026, which may be extended as the Company and the Investors may agree; provided that all the conditions to Closing set forth in Section 6 are satisfied or waived (the date on which the closing occurs is referred to as the “Closing Date”).

(ii)       Delivery of Subscription Amount and Shares.

(1)          Subscription Amount. Subject to satisfaction of the applicable conditions precedent specified in this Agreement, at or prior to 9:30 a.m., New York City time, on the Closing Date, each Investor, severally and not jointly, agrees to pay to the Company, by wire transfer to the following account of the Company, the Subscription Amount to be paid by such Investor pursuant to this Agreement:

a)	Bank Routing #:	081000210
	SWIFT Code:	USBKUS44
	Bank Address:	St. Louis, MO 63101

	Account Number:	152310861124
	Account Name:	Oppenheimer & Co. Inc

Wire instruction: For further credit to ACM Research Inc. Acct# G242023286

b)	Bank Routing #	121000358
	SWIFT Code:	BOFAUS3N
	Bank Address:	8001 Villa Park Drive, Henrico, VA 23228

	Account Number:	000663319327
	Account Name:	ACM Research Inc

(2)          Issuance and Delivery of Shares. No Shares will be issued and delivered before the Subscription Amount therefore is received in accordance with Section 2(b)(ii)(1). On the Closing Date, subject to satisfaction of the conditions precedent specified in this Agreement, the Company shall deliver to each Investor its respective Shares pursuant to this Agreement.

Section 3.          Representations, Warranties and Covenants of the Company.

The Company represents and warrants to the Investors and covenants that:

(a)          Due Formation, Valid Existence and Good Standing; Power to Perform Obligations. Each of the Company and its subsidiaries is duly formed, validly existing and in good standing under the laws of its jurisdiction of organization, with full power and authority to conduct its business as it is currently being conducted and to own its assets. The Company has full power and authority to execute and deliver, and perform its obligations under, this Agreement.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below), the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, rights and assets or conducts any business so as to require such qualification.

(b)          Issuance of the Securities; Registration. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens and the issuance thereof is not subject to any pre-emptive or similar rights. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on March 18, 2024, including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Company was at the time of the filing of the Registration Statement eligible to use Form S-3. The Company is eligible to use Form S-3 under the Securities Act and it meets the transaction requirements as set forth in General Instruction I.B.1 of Form S-3. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus Supplement has been issued by the SEC and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the SEC. The Company, if required by the rules and regulations of the SEC, shall file the Prospectus Supplement with the SEC pursuant to Rule 424(b). At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, the Prospectus Supplement and any amendments or supplements thereto, at the time the Prospectus, the Prospectus Supplement or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)          Legal Proceedings and Liabilities. Neither the Company nor any of its subsidiaries is a party to any, and there are no pending, or to the knowledge of the Company, threatened in writing, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company or any of its subsidiaries  (x) that, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (“Material Adverse Effect”) or (y) that challenge the validity of this Agreement or the Shares or seek to prevent the consummation of the transactions contemplated herein or therein. Neither the Company nor any of its subsidiaries is subject to any order, judgment or decree of a Governmental Authority that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. There is no investigation or review pending or, to the knowledge of the Company, threatened in writing by any Governmental Authority with respect to the Company or any of its subsidiaries that would reasonably be expected to have a Material Adverse Effect.

(d)          Compliance with Applicable Law. Each of the Company and its subsidiaries has complied with, and is not in default or violation in any respect of, all laws, rules, regulations, judgments, orders, injunctions, decrees and rulings applicable to the Company and such subsidiary, other than such non-compliance, defaults or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(e)          [Reserved].

(f)          Payment of Taxes. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:  (i) the Company and its subsidiaries have filed all non-U.S., federal, state and other tax returns and reports required to be filed (taking into account any extensions), (ii) the Company and its subsidiaries have paid all Taxes, except in each case with respect to matters contested in good faith or for which reserves have been established to the extent required by GAAP, and (iii) there is no proposed tax assessment against the Company or any subsidiary for which reserves have not been established to the extent required by GAAP.

(g)          Foreign Corrupt Practices Act. The Company and its subsidiaries, and, to the Company’s knowledge, their respective directors, officers, managers, employees, representatives and agents, to the extent that any of them have been acting on behalf of the Company or one of its subsidiaries, have not, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any governmental official, in each case, in violation of the Foreign Corrupt Practices Act, or any other applicable anti-bribery or anti-corruption law. The Company and its subsidiaries, and, to the Company’s knowledge, their respective directors, officers, managers, employees, representatives and agents, to the extent that any of them have been acting on behalf of the Company or one of its subsidiaries, have not made or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in material violation of any law, rule or regulation. The Company further represents that it maintains in effect policies reasonably designed to promote compliance by the Company and its subsidiaries and its and their respective directors, officers, employees and agents with the Foreign Corrupt Practices Act, and any other applicable anti-bribery or anti-corruption law. None of the Company or its subsidiaries, nor, to the Company’s knowledge, any of their respective directors, officers, managers, employees, representatives or agents, to the extent that any of them have been acting on behalf of the Company or one of its subsidiaries, is the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the Foreign Corrupt Practices Act, or any other applicable anti-bribery or anti-corruption law.

(h)          Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)), applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(i)           Sanctions. None of the Company or any of its subsidiaries or any of its directors, officers or, to the knowledge of the Company, agents, employees or affiliates of the Company or any of its subsidiaries, or any other person associated with or acting on behalf of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is currently the subject or the target of any sanctions imposed, administered or enforced by the U.S. government (including, without limitation, the U.S. Department of State and the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union or any of its member states, the United Kingdom (including, without limitation, His Majesty’s Treasury) or other sanctions authority to whose jurisdiction the Company, or any of its subsidiaries is subject (collectively, “Sanctions”), including by virtue of being (A) identified on any Sanctions-related list of designated Persons or vessels (including, without limitation, the list of Specially Designated Nationals and Blocked Persons maintained by OFAC), (B) organized, domiciled or resident in (1) Belarus or Russia, or (2) a country or territory that is the subject of Sanctions broadly prohibiting dealings in, with or involving such country or territory (as of the date hereof, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Kherson and Zaporizhzhia) (together with Belarus and Russia, each, a “Sanctioned Jurisdiction”), or (C) being owned or controlled by any Person described in the foregoing sub-clause (A) or (B) (any such Person that is the subject or target of Sanctions, a “Sanctioned Person”).

(j)          Use of Proceeds. The Company will not, directly or indirectly, use any part of the proceeds of the sale of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, (A) to fund or facilitate any activities of or business with or involving any Person that, at the time of such funding or facilitation, is a Sanctioned Person, (B) to fund or facilitate any activities of or business with, in or involving any country or territory that is, at the time of such funding or facilitation, a Sanctioned Jurisdiction, or (C) in any other manner that would constitute or give rise to a violation of Sanctions by any Person (including any Person participating in the issuance and sale of the Shares hereunder). Neither the Company nor any of its subsidiaries has engaged, during the past three years, or is engaged currently, in any dealings or transactions with, involving or for the benefit of any Person, or in, with or involving any country or territory, that, at the time of such dealing or transaction, was or is a Sanctioned Person or a Sanctioned Jurisdiction, or otherwise in violation of any applicable Sanctions. The Company will not, directly or indirectly, use any part of the proceeds of the sale of the Shares to fund any “covered foreign person” as that term is defined in 31 C.F.R. § 850.209.

(k)          Outbound Investment Security Program. The acquisition of the Shares is an “excepted transaction” as that term is defined in 31 C.F.R. § 850.501.

(l)          Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to terminate the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the SEC is contemplating terminating such registration. The Company is in compliance in with the listing and maintenance requirements for continued trading of the Common Stock on the Nasdaq Global Market.

(m)          Listing of Shares. Prior to the Closing, the Company will have submitted to the Nasdaq Stock Market an Application for Listing of Additional Shares with respect to the Shares and will have caused such Shares to be approved for such listing, subject only to the official notice of issuance. The Company will maintain the listing of the Shares on the Nasdaq Global Market for so long as the Common Stock is then so listed.

(n)          DTC Eligibility. The Company agrees to maintain the eligibility of the Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

(o)          Sarbanes-Oxley; Internal Accounting Controls. The Company and its subsidiaries are in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof and as of the Closing Date. The Company and its subsidiaries maintain a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and its subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and its subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and its subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its subsidiaries.

(p)          Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock or of any “reference security” (as defined in Rule 100 of Regulation M under the Exchange Act (“Regulation M”)) with respect to the Common Stock, whether to facilitate the sale or resale of the Shares or otherwise, and has taken no action which would directly or indirectly violate Regulation M. The Company will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

(q)          No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 4, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(r)           [Reserved].

(s)          Registration Rights. No Person has any right to cause the Company or any of its subsidiaries to effect the registration under the Securities Act of any securities of the Company or any of its subsidiaries. The offering or sale of the Shares as contemplated by this Agreement does not and will not give rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company that have not been validly waived.

(t)          Non-Contravention. The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, and the consummation by the Company of the other transactions contemplated hereby and thereby, does not and will not (i) contravene any permit, government license, law, rule or regulation applicable to or binding on, or any judgment, order, decree, injunction or ruling of any court or arbitrator or governmental or regulatory authority applicable to, the Company or any of its subsidiaries (including the rules of the Nasdaq Global Market and the Shanghai Stock Exchange); (ii) constitute a breach or violation or result in a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, any loan agreement, mortgage, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound; or (iii) constitute a breach or violation or result in a default under the organizational documents of the Company or any of its subsidiaries, except, in the case of clauses (i) and (ii) above, for such contraventions, conflicts, violations or defaults that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(u)          No Consents. No consent, approval, authorization, order, license, registration or qualification of or with any court or governmental or regulatory authority is required for the execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement and the consummation by the Company of the transactions contemplated hereby and thereby.

(v)          Application of Takeover Protections. The Company and the Board have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s organizational documents or the laws of its state of incorporation that is or could reasonably be expected to become applicable to any of the Investors as a result of the Investors and the Company fulfilling their obligations or exercising their rights under this Agreement, including, without limitation, the Company’s issuance of the Shares and the Investors’ ownership of the Shares. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Investor is an “acquiring person” under any such provision, by virtue of receiving Shares under this Agreement.

(w)          Authorization, Execution and Delivery of this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by the Board and all other necessary corporate action on the part of the Company. Assuming this Agreement constitutes the valid and binding obligation of the Investors, this Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the limitation of such enforcement by (A) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally or (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law (the “Enforceability Exceptions”).

(x)          Investment Company Act. The Company is not and, after giving effect to the transactions contemplated by this Agreement, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(y)          No Brokers and Finders. The Company has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees any of the Investors would be required to pay.

(z)          Equal Treatment of Investors. No consideration (including any modification of this Agreement) shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration is also offered to all of the parties to this Agreement. For clarification purposes, this provision constitutes a separate right granted to each Investor by the Company and negotiated separately by each Investor, and is intended for the Company to treat the Investors as a class and shall not in any way be construed as the Investors acting in concert or as a group with respect to the purchase, disposition or voting of the Shares or otherwise.

(aa)         Accuracy of Covered SEC Filings. As of their respective dates, the Covered SEC Filings complied with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and, none of the Covered SEC Filings included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Covered SEC Filings comply with GAAP and the rules and regulations of the SEC with respect thereto, in each case, as in effect at the time of filing, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows as at the respective dates thereof and for the respective periods indicated. There are no outstanding or unresolved comments in comment letters received by the Company from the staff of the Division of Corporation Finance of the SEC with respect to any of the Covered SEC Filings.

(bb)        No Undisclosed Liabilities for Borrowed Money. There are no liabilities of the Company or any of its subsidiaries for borrowed money that would be required by GAAP to be reflected on the face of the Company’s consolidated balance sheet, except liabilities reflected or reserved against in the financial statements contained in the Covered SEC Filings or as otherwise disclosed in the Covered SEC Filings.

(cc)         Absence of Material Adverse Change. Since the date of the latest audited financial statements included within the Covered SEC Filings, except as disclosed in subsequent public SEC filings filed prior to the date hereof, (x) the Company and its subsidiaries have conducted their respective businesses in all material respects in the ordinary course of business and (y) no events, changes or developments have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

Section 4.          Representations, Warranties and Covenants of the Investors.

Each Investor, severally and not jointly, represents, and warrants to the Company and covenants that:

(a)          Authorization, Execution and Delivery of This Agreement. Such Investor has full power and authority to execute and deliver, and perform its obligations under, and has duly authorized, executed and delivered, this Agreement.

(b)          Compliance with Certain Laws; No Consents. Such Investor will not be required to obtain any consent, approval or permission for its acquisition of the Shares under any laws or regulations to which such Investor is subject.

(c)          Financial Capability. Each Investor, when required to deliver payment to the Company pursuant to Section 2 above, will have sufficient immediately available funds to pay the Investor’s Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Agreement. Each Investor is not aware of any reason why the funds sufficient to fulfill its obligations under Section 2 above (including paying the Investor’s full portion of the Subscription Amount) will not be available on the Closing Date.

Section 5.          Subsequent Equity Sales.

From the date hereof until six (6) months after the Closing Date, neither the Company nor any of its subsidiaries shall, without the consent of the investment advisor of the Investors as of the date hereof, (a) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible into or exercisable or exchangeable for any shares of Common Stock or (b) file any registration statement or amendment or supplement thereto, other than the Prospectus Supplement or filing a registration statement on Form S-8 in connection with any employee benefit plan; provided, however, that this Section 5 shall not apply to (i) any shares of Common Stock issued or equity awards with respect to Common Stock granted pursuant to the Company’s equity incentive plans existing as of the date hereof, or (ii) any shares of Common Stock or securities convertible into or exercisable or exchangeable for any shares of Common Stock issued in connection with any strategic acquisition, joint venture or other bona fide commercial transaction of a non-capital-raising nature.

Section 6.          Conditions to Obligations of the Company and the Investors.

(a)          Conditions to the Obligations of the Company. The obligation of the Company to deliver the Shares to each Investor is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent:

(i)        the representations, warranties and covenants of such Investor in Section 4 hereof are true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing;

(ii)       all covenants of such Investor in Section 4 to be performed at or before the Closing have been performed;

(iii)      receipt of the Subscription Amount for such Shares in accordance with Section 2(b)(ii)(1); and

(iv)      all authorizations, approvals or permits, if any, of any Governmental Authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing Date.

(b)          Conditions to the Investors’ Obligations. The obligation of each Investor to deliver (or cause to be delivered) the Subscription Amount for the Shares to be purchased by it pursuant to this Agreement is subject to the satisfaction at or prior to the Closing of each of the following conditions precedent:

(i)        the representations, warranties and covenants of the Company in Section 3 are true and correct as of the Closing in all respects (without giving effect to any materiality, Material Adverse Effect or similar qualifiers, other than in clause (y) of Section 3(cc)) with the same effect as though such representations and warranties had been made as of the Closing; except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ii)       all covenants of the Company in Section 3 to be performed at or before the Closing have been performed in all material respects;

(iii)      an authorized officer of the Company shall have delivered to the Investors on the Closing Date a certificate certifying that the conditions specified in clauses (i) and (ii) of this Section 6(b) have been fulfilled;

(iv)      all authorizations, approvals or permits, if any, of any Governmental Authority or regulatory body of the United States or of any jurisdiction that are required in connection with the lawful issue and sale of the Shares pursuant to this Agreement shall be obtained and effective as of the Closing Date;

(v)       the Investors shall have received a legal opinion of K&L Gates LLP dated as of the Closing Date regarding the Shares, in the form reasonably acceptable to the Investors;

(vi)      the Company shall have delivered the Shares to the Investors;

(vii)     subject to Section 2, a copy of the irrevocable instructions to the Transfer Agent instructing the Transfer Agent to deliver on an expedited basis via The Depository Trust Company Deposit or Withdrawal at Custodian system (“DWAC”) Shares equal to such Investor’s Subscription Amount divided by the Per Share Purchase Price, registered in the name of such Investor’s broker, as instructed by such Investor;

(viii)    the Registration Statement shall be effective on the date of this Agreement and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the SEC and any request on the part of the SEC for additional information shall have been complied with; and

(ix)      from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the SEC or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities.

Section 7.          The Release Time.

(a) As of the date of this Agreement, the Company is not aware of any material non-public information regarding the Company or its securities, other than any material non-public information relating to the transactions contemplated by this Agreement; and (b) the Company agrees to publicly disclose at or before 8:30 a.m., New York City time, on the first business day after the date of this Agreement (such time and date, the “Release Time”), the material terms of this Agreement and the transactions contemplated hereby, and any other material non-public information that has been provided to any Investor, in a press release or Current Report on Form 8-K. The Company acknowledges and agrees that, as of the Release Time, none of the information provided by or on behalf of the Company to any Investor in connection with the transactions contemplated by this Agreement will constitute material non-public information.

Section 8.          Tax Matters.

(a)          Each Investor acknowledges that, if it is a United States person for U.S. federal income tax purposes, then either (a) the Company must be provided with a correct taxpayer identification number (generally, a person’s social security or federal employer identification number) and certain other information on a properly completed and executed IRS Form W-9; or (b) another basis for exemption from U.S. backup withholding must be established. Each Investor further acknowledges that, if it is not a United States person for U.S. federal income tax purposes, then the Company must be provided with the appropriate properly completed and executed IRS Form W-8, attesting to such non-U.S. Investor’s foreign status and certain other information, including information establishing an exemption from withholding under Sections 1471 through 1474 of the Code, to the extent the Investor is legally entitled to.

Section 9.          Miscellaneous.

(a)          Indemnification of Investors. Subject to the provisions of this Section 9(a), the Company will indemnify and hold each Investor and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Investor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees of such controlling persons (each, a “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or (b) any action or claim instituted or made against the Investor Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Investor Party or any other third party (including a derivative action brought on behalf of the Company) (each, a “Covered Action”), with respect to, or arising out of or resulting from, any of the transactions contemplated by this Agreement (unless such action is solely based upon a material breach of such Investor Party’s representations, warranties or covenants under this Agreement or any agreements or understandings such Investor Party may have with any such stockholder or any violations by such Investor Party of state or federal securities laws or any conduct by such Investor Party which is finally judicially determined to constitute fraud, gross negligence or willful misconduct).  If any Covered Action shall be brought against any Investor Party in respect of which indemnity may be sought pursuant to this Agreement, such Investor Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Investor Party. Any Investor Party shall have the right to employ separate counsel in any such Covered Action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Investor Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such Covered Action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Investor Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Investor Party under this Agreement (y) for any settlement by a Investor Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Party’s breach of any of the representations, warranties, covenants or agreements made by such Investor Party in this Agreement. The Company shall not, without the prior written consent of the Investor Party, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Investor Party of a release from all liability in respect to such Covered Action, and such settlement shall not include any admission as to fault on the part of the Investor Party. The indemnification required by this Section 9(a) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Investor Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

(b)          Expenses. The Company will pay or cause to be paid the following (i) the fees, disbursements and expenses of the Company’s counsel, (ii) any cost incurred in connection with the listing of the Shares, (iii) all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company), stamp taxes and other taxes and duties levied in connection with the delivery of any Shares to the Investors, and (iv) all other costs and expenses incident to the performance of its obligations hereunder. It is understood, however, that the Investors will pay all their own costs and expenses, including the fees of their counsel.

(c)          Waiver; Amendment. Neither this Agreement nor any provisions hereof may be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

(d)          Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance or non-performance of the obligations of any other Investor under this Agreement. Nothing contained herein, and no action taken by any Investor pursuant hereto or thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Investor shall be entitled to independently protect and enforce its rights including, without limitation, the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose. Each Investor has been represented by its own separate legal counsel in its review and negotiation of this Agreement. The Company has elected to provide all Investors with the same terms (including under this Agreement) for the convenience of the Company and not because it was required or requested to do so by any of the Investors. It is expressly understood and agreed that each provision contained in this Agreement is between the Company and an Investor, solely, and not between the Company and the Investors collectively and not between and among the Investors.

(e)          Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof will be assignable by either the Company, on the one hand, or any Investor, on the other hand, without the prior written consent of the other party, except that any Investor may assign this Agreement to (x) any other Investor party and (y) any of its Affiliates (each, a “Permitted Assignee”), and will promptly notify the Company of any such assignment.

(f)          Further Instruments and Acts. Each of the parties to this Agreement agrees to execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to more effectively carry out the purposes of this Agreement.

(g)          Waiver of Jury Trial. EACH OF THE COMPANY AND THE INVESTORS IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(h)          Governing Law; Jurisdiction. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(i)           Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

(j)          Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed to be an original and all of which together will be deemed to be one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including pdf format) will be effective as delivery of a manually executed counterpart hereof.

(k)          Notices. All notices and other communications to the Company provided for herein will be in writing and will be deemed to have been duly given if delivered personally or sent by nationally recognized overnight courier service or by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party may have hereafter specified by notice in writing to the other): (i) if to the Company, ACM Research, Inc., 42307 Osgood Road, Suite I, Fremont, California 94539, Attention: Chief Financial Officer and General Counsel; and (ii) if to any Investor, the address provided on the signature page hereto of such Investor.

(l)          Binding Effect. The provisions of this Agreement will be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

(m)          Notification of Changes. Each Investor covenants and agrees to notify the Company upon the occurrence of any event prior to the Closing that would cause any representation, warranty, or covenant of such Investor contained in this Agreement to be false or incorrect.

(n)          Survival of Warranties. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and the Investors contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the delivery of the Shares.

(o)          Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

(p)          Specific Performance. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that the parties shall be entitled to seeking an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement at law or in equity, and the right of specific enforcement is an integral part of the transactions contemplated by this Agreement.

(q)          Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(r)          Entire Agreement. This Agreement, including all Schedules and Exhibits hereto, constitutes the entire agreement of the parties hereto with respect to the specific subject matter covered hereby, and supersedes in their entirety all other agreements or understandings between or among the parties with respect to such specific subject matter.

(s)          No Recourse. This Agreement may only be enforced against, and any claim, action, suit, or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution, or performance of this Agreement, may only be brought against the Investors parties to this Agreement (severally and not jointly), and then only with respect to the specific obligations set forth herein with respect to such Investor, and no past, present or future incorporator, manager, partner, direct or indirect investor, Affiliate of such Investor, or any of their successors or permitted assigns (collectively, “Nonparty Affiliates”), shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim or action based on, in respect of or by reason of the transactions contemplated hereby. Without limiting the foregoing, to the maximum extent permitted by Law, (i) with respect to disputes under or arising out of this Agreement, each party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of such Investor, or otherwise impose liability of such Investor on any Nonparty Affiliate, whether granted by statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise, and (ii) each party disclaims any reliance upon any Nonparty Affiliates with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to enter into, this Agreement. Each of the Nonparty Affiliates is an intended third party beneficiary of this Section 9(s).

(t)          No Publicity. The Company shall not use any Investor’s (and/or any Investor’s advisor or management company) name(s), or that of any partner or employee of the Investors, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the other party, or any of its Affiliates, in any manner, context or format (including reference on or links to websites, press releases, etc.) without the prior written consent (email being sufficient) of such Investor, unless used (a) upon the advice of counsel to the Company that such use is required by applicable law, including pursuant to the Company’s public reporting obligations or (b) as part of a press release and/or public SEC filing by the Company announcing an agreement and/or consummation of a transaction contemplated by this Agreement; provided, that the Investors shall have reasonable prior opportunity to review and comment on any such disclosure, which comments shall be reasonably included by the Company.

[The Remainder of This Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above.

Investor:

Legal Name

By:
Name:
Title:

Subscription Amount: $	Shares:

Investor Address:	Taxpayer Identification Number:

Telephone Number:

Country (and, if applicable, State) of Residence:

[Signature Page to Securities Purchase Agreement]

ACM Research, Inc.

By:
Name: